Exhibit 99.1

Dakota Plains HOLDINGS, INC.

Reports THIRD QUARTER 2015 Financial Results

WAYZATA, Minnesota, (November 6, 2015) -- Dakota Plains Holdings, Inc. (“Dakota Plains” or the “Company”) (NYSE MKT: DAKP) today announced financial results for the three months ended September 30, 2015.

Operational Summary

•	The Company billed 4.8 million barrels of transloaded crude oil, an increase of approximately 43% compared to the third quarter of 2014.
•	Frac sand transloading volumes were 141,000 tons, an increase of approximately 102% compared to the third quarter of 2014.
•	The Company benefitted from its first full quarter of in-house operations at the Pioneer Terminal, materially reducing operating costs.

Financial Summary

•	Adjusted EBITDA (a non-GAAP measure defined below) was $2.0 million compared to $1.5 million for the third quarter of 2014.
•	The Company had a net loss of $21.2 million compared to breakeven results for the third quarter of 2014 after adjusting for non-controlling interests. Included in the net loss of $21.2 million was the application of a non-cash valuation allowance on our deferred tax assets of $26.2 million and an offsetting non-cash adjustment made to the Operational Override liability in the amount of $10.0 million.
•	Revenue from transloading crude oil was $5.1 million compared to $6.3 million for the third quarter of 2014.
•	Revenue from transloading frac sand was $1.0 million compared to $0.6 million in the third quarter 2014.

Craig M. McKenzie, Chief Executive Officer of Dakota Plains, said, “The energy industry continues to adjust to lower oil prices, and crude by rail is rationalizing in response to the broader sector. At Dakota Plains we are positioning for long term competitive success as evidenced by our record crude oil transloading volumes, steady top-line, lower costs and increasing market share.”

Third Quarter 2015 Financial Results

Adjusted EBITDA for the quarter was $2.0 million compared to $1.5 million for the third quarter of 2014. The difference was primarily driven by higher crude oil and frac sand transloading throughput and improved efficiencies in crude oil and frac sand transloading from bringing the transloading operations in-house.

The Company experienced a net loss of approximately $21.2 million for the third quarter 2015, compared to breakeven results after adjusting for non-controlling interests for the third quarter 2014. The net loss was driven by the valuation allowance on our deferred tax assets of $26.2 million, partially offset by improved operating efficiencies in crude oil and frac sand transloading and the $10.0 million gain realized from the revaluation of the Operational Override liability.

General and administrative expenses were $2.6 million for the third quarter compared to $1.6 million for the third quarter of 2014. The increase in general and administrative expenses was primarily due to $0.8 million in fees related to the strategic alternatives process and $0.2 million in non-cash general and administrative expenses.

Revenue from crude oil transloading was $5.1 million in the third quarter compared to $6.3 million for the third quarter of 2014. The decrease was driven by lower crude oil transloading fees, partially offset by increased throughput, as the Company billed 4.8 million barrels of transloaded crude oil during the third quarter of 2015 compared to 3.4 million barrels during the same period of 2014. Cost of revenue for crude oil transloading was $1.3 million for the third quarter of 2015 compared to $1.8 million for the third quarter of 2014. The reduction was primarily due to bringing the transloading of crude oil in-house during the second quarter of 2015.

Revenue from frac sand transloading was $1.0 million for the third quarter compared to $0.6 million for the third quarter of 2014.  The increase in revenue was driven by volume as the Company transloaded approximately 141,000 tons of frac sand during the third quarter of 2015 compared to approximately 70,000 tons transloaded during the same period of 2014. The cost of revenue related to frac sand transloading was $0.1 million for the third quarter of 2015 compared to $0.3 million for the third quarter of 2014. The decrease was due to improved efficiencies as a result of bringing the transloading operations in-house during the second quarter of 2015.

Interest expense was $2.1 million for the third quarter compared to $0.5 million for the third quarter of 2014. The increase was primarily driven by the interest expense related to the Operational Override liability and the additional debt resulting from the acquisition of 50% of the outstanding interest of the transloading, sand and marketing joint ventures in the fourth quarter of 2014.

During the quarter the Company reduced the fair value of its Operational Override liability to more accurately reflect the current operating environment, resulting in a $10.0 million non-cash gain. In addition, the Company applied a non-cash valuation allowance of $26.2 million to its net deferred tax assets.

Adjusted EBITDA

Adjusted EBITDA and adjusted EBITDA attributable to stockholders of Dakota Plains Holdings, Inc., is a non-GAAP measure. A reconciliation of this measure to its most directly comparable GAAP measure is included in the accompanying financial tables found later in this release. Management believes the use of this non-GAAP financial measure provides useful information to investors to gain an overall understanding of current financial performance. Specifically, management believes the non-GAAP results included herein provide useful information to both management and investors by excluding certain expenses and gains that management believes are not indicative of Dakota Plains’ core operating results. In addition, this non-GAAP financial measure is used by management for budgeting and forecasting as well as subsequently measuring Dakota Plains’ performance, and management believes it is providing investors with a financial measure that most closely aligns to its internal measurement processes.

About Dakota Plains Holdings, Inc.

Dakota Plains Holdings, Inc. is an integrated midstream energy company operating the Pioneer Terminal transloading facility. The Pioneer Terminal is centrally located in Mountrail County, North Dakota, for Bakken and Three Forks related Energy & Production activity. For more information please visit the corporate website at: www.dakotaplains.com.

Forward Looking Statements

Statements made by representatives of Dakota Plains in this press release that are not historical facts are forward-looking statements. These statements are based on certain assumptions and expectations made by the Company which reflect management’s experience, estimates and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or anticipated in the forward-looking statements. These include risks relating to global economics or politics, our ability to obtain additional capital needed to implement our business plan, minimal operating history, loss of key personnel, lack of business diversification, reliance on strategic, third-party relationships, financial performance and results, prices and demand for oil, our ability to make acquisitions on economically acceptable terms, and other factors described from time to time in the Company’s periodic reports filed with the SEC that could cause actual results to differ materially from those anticipated or implied in the forward-looking statements. Dakota Plains undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information or future events.

For more information, please contact:

Company Contact	Investor and Media Contact
Tim Brady, CFO	Dan Gagnier, Sard Verbinnen
tbrady@dakotaplains.com	DGagnier@sardverb.com
Phone: 952.473.9950	Phone: 212.415.8972
www.dakotaplains.com	www.sardverb.com

– TABLES FOLLOW –

DAKOTA PLAINS HOLDINGS, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
AS OF SEPTEMBER 30, 2015 AND DECEMBER 31, 2014

	September 30,	December 31,
	2015	2014
ASSETS
CURRENT ASSETS
Cash and Cash Equivalents	$1,776,210	$4,690,706
Trade Receivables, Net	7,600,850	3,268,386
Income Tax Receivable	9,648	14,803
Other Current Assets	1,484,556	99,776
Other Receivables	1,407,374	781,135
Deferred Tax Asset	—	2,266,000
Total Current Assets	12,278,638	11,120,806
PROPERTY AND EQUIPMENT
Land	3,191,521	3,191,521
Site Development	5,829,640	5,829,640
Terminal	21,437,077	21,383,972
Machinery	18,218,163	18,133,754
Construction in Progress	—	1,886,470
Other Property and Equipment	18,241,921	11,910,987
Total Property and Equipment	66,918,322	62,336,344
Less – Accumulated Depreciation	9,648,336	6,143,159
Total Property and Equipment, Net	57,269,986	56,193,185
FINANCE COSTS, NET	859,896	1,537,795
RESTRICTED CASH	3,000,444	3,000,000
DEFERRED TAX ASSET	114,000	26,762,000
OTHER ASSETS	542,901	512,901
Total Assets	$74,065,865	$99,126,687
LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES
Accounts Payable	$7,591,751	$7,387,612
Accrued Expenses	2,110,636	1,696,358
Promissory Notes, SunTrust	23,812,500	23,250,000
Operational Override Liability	1,884,186	715,497
Deferred Tax Liability	114,000	—
Notes Payable - Vehicles	56,961	—
Total Current Liabilities	35,570,034	33,049,467
LONG-TERM LIABILITIES
Promissory Notes, SunTrust	29,125,000	25,250,000
Operational Override Liability	32,910,427	44,595,370
Notes Payable – Vehicles	182,926	—
Other Non-Current Liabilities	4,667	9,917
Total Long-Term Liabilities	62,223,020	69,855,287
Total Liabilities	97,793,054	102,904,754
COMMITMENTS AND CONTINGENCIES (NOTE 12)
STOCKHOLDERS' DEFICIT
Preferred Stock – Par Value $.001; 10,000,000 Shares Authorized; None Issued or Outstanding	—	—
Common Stock – Par Value $.001; 100,000,000 Shares Authorized; 55,087,996 and 55,044,829 Issued and Outstanding, Respectively	55,088	55,044
Additional Paid-In Capital	7,873,415	6,267,788
Accumulated Deficit	(31,655,692)	(10,100,899)
Total Stockholders' Deficit	(23,727,189)	(3,778,067)
Total Liabilities and Stockholders' Deficit	$74,065,865	$99,126,687

DAKOTA PLAINS HOLDINGS, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2015 AND 2014

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
REVENUES
Transloading Revenue	$5,137,567	$6,349,502	$19,421,100	$19,103,521
Sand Revenue	983,572	557,168	3,422,000	733,355
Rental Income	30,000	30,000	90,000	90,000
Other	—	—	1,316,700	—
Total Revenues	6,151,139	6,936,670	24,249,800	19,926,876
COST OF REVENUES (exclusive of items shown separately below)	1,303,801	1,919,429	5,594,297	5,775,590
OPERATING EXPENSES
Transloading Operating Expenses	837,646	759,535	3,241,892	1,737,920
General and Administrative Expenses	2,626,713	1,552,245	7,171,360	6,046,895
Depreciation and Amortization	1,256,837	1,108,348	3,505,177	3,229,834
Total Operating Expenses	4,721,196	3,420,128	13,918,429	11,014,649
INCOME FROM OPERATIONS	126,142	1,597,113	4,737,074	3,136,637
OTHER INCOME (EXPENSE)
Income (Loss) from Investment in DPTS Marketing LLC	—	289,232	—	(1,293,982)
Income from Investment in Dakota Plains Services, LLC	—	164,738	—	589,418
Interest Expense (Net of Interest Income)	(2,068,419)	(496,637)	(6,027,201)	(1,503,017)
Change in Operational Override Liability	9,987,725	—	10,469,736	—
Other Income (Expense)	—	—	(1,704,618)	—
Total Other Income (Expense)	7,919,306	(42,667)	2,737,917	(2,207,581)
INCOME BEFORE TAXES	8,045,448	1,554,446	7,474,991	929,056
INCOME TAX PROVISION (BENEFIT)	29,233,284	19,737	29,029,784	(1,142,148)
NET INCOME	(21,187,836)	1,534,709	(21,554,793)	2,071,204
NET INCOME ATTRIBUTABLE TO NON-CONTROLLING INTERESTS	—	1,521,295	—	4,431,102
NET INCOME (LOSS) ATTRIBUTABLE TO SHAREHOLDERS OF DAKOTA PLAINS HOLDINGS, INC.	$(21,187,836)	$13,414	$(21,554,793)	$(2,359,898)
Net Income (Loss) Per Common Share – Basic and Diluted	$(0.39)	$0.00	$(0.40)	$(0.04)
Weighted Average Shares Outstanding – Basic	54,317,463	53,884,637	54,196,842	53,755,966
Weighted Average Shares Outstanding – Diluted	54,317,463	54,908,368	54,196,842	53,755,966

DAKOTA PLAINS HOLDINGS, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2015 AND 2014

	Nine Months Ended
	September 30,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income (Loss)	$(21,554,793)	$2,071,204
Adjustments to Reconcile Net Income to Net Cash Provided by (Used in) Operating Activities
Depreciation and Amortization	3,505,177	3,229,834
Amortization of Debt Discount	—	262,221
Amortization of Finance Costs	721,023	52,841
Deferred Income Taxes	29,028,000	(1,154,000)
Loss from Investment in DPTS Marketing LLC	—	1,293,982
Income for Investment in Dakota Plains Services, LLC	—	(589,418)
Decrease in Operational Override Liability	(10,469,736)	—
Non-Cash Rental Expense	—	14,685
Amortization of Deferred Rent	(5,250)	(5,250)
Share-Based Compensation	1,884,485	1,904,658
Changes in Working Capital and Other Items
Increase in Trade Receivables	(4,332,464)	(1,860,513)
Decrease (Increase) in Other Receivables	(626,239)	45,176
Decrease in Income Taxes Receivable	5,155	949,099
Decrease (Increase) in Other Current Assets	(1,309,781)	334,130
Decrease in Due from Related Party	—	1,991,745
Decrease in Accounts Payable	(156,000)	(181,754)
Increase (Decrease) in Accrued Expenses	407,402	(1,301,290)
Decrease in Accounts Payable - Related Party	—	(722)
Increase in Restricted Cash	(444)	—
Increase in Other Assets	—	(125,000)
Net Cash Provided By (Used In) Operating Activities	(2,903,465)	6,931,628
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of Property and Equipment	(4,221,839)	(9,670,840)
Cash Paid for Deposits	(30,000)	—
Net Cash Used In Investing Activities	(4,251,839)	(9,670,840)
CASH FLOWS FROM FINANCING ACTIVITIES
Cash Paid for Finance Costs	(43,124)	—
Commons Shares Surrendered	(346,937)	(645,679)
Principal Payments on Promissory Note, Pioneer Terminal	—	(530,405)
Cash Distributions Paid to Non-Controlling Interests	—	(2,561,694)
Capital Contribution to DPTS Sand, LLC	—	1,000
Advances on Promissory Notes, SunTrust	5,000,000	—
Payments on Promissory Notes, SunTrust	(562,500)	—
Proceeds from Notes Payable - Vehicles	270,165	—
Payments on Notes Payable - Vehicles	(30,278)	—
Payments on Operational Override Liability	(46,518)	—
Net Cash Provided By (Used In) Financing Activities	4,240,808	(3,736,778)
NET DECREASE IN CASH AND CASH EQUIVALENTS	(2,914,496)	(6,475,990)
CASH AND CASH EQUIVALENTS – BEGINNING OF PERIOD	4,690,706	13,011,608
CASH AND CASH EQUIVALENTS – END OF PERIOD	$1,776,210	$6,535,618
Supplemental Disclosure of Cash Flow Information
Cash Paid During the Period for Interest	$4,320,449	$1,259,582
Cash Paid During the Period for Income Taxes	$1,784	$11,852
Non-Cash Financing and Investing Activities:
Purchase of Property and Equipment Paid Subsequent to Period End	$1,114,772	$885,639
Change in Preferred Dividend Receivable	$—	$373,970

NON-GAAP FINANCIAL MEASURES

DAKOTA PLAINS HOLDINGS, INC.

RECONCILIATION OF ADJUSTED EBITDA

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Net Income (Loss)	$(21,187,836)	$1,534,709	$(21,554,793)	$2,071,204
Add Back
Income Tax Provision (Benefit)	29,233,284	19,737	29,029,784	(1,142,148)
Depreciation and Amortization	1,256,837	1,108,348	3,505,177	3,229,834
Share Based Compensation	624,534	400,365	1,884,485	1,904,658
Interest Expense	2,068,419	496,637	6,027,201	1,503,017
Decrease in Operational Override Liability	(9,987,725)	—	(10,469,736)	—
Adjusted EBITDA	$2,007,513	$3,559,796	$8,422,118	$7,566,565

Adjusted EBITDA Attributable to Non-Controlling Interests	—	2,051,009	—	5,973,149

Adjusted EBITDA Attributable to Shareholders of Dakota Plains Holdings, Inc.	$2,007,513	$1,508,787	8,422,118	$1,593,416